Exhibit 99.1

Pacific Biosciences of California, Inc. Announces Fourth Quarter and Fiscal Year 2020 Financial Results

Menlo Park, Calif. – February 10, 2020 – Pacific Biosciences of California, Inc. (NASDAQ: PACB) today announced financial results for the quarter and fiscal year ended December 31, 2020. Reported revenue is consistent with the Company’s press release issued on January 11, 2021.

Q4 2020 Financial Highlights

Revenue for the fourth quarter of 2020 was $27.1 million, representing a 42% increase sequentially compared with $19.1 million for the third quarter of 2020 and a 3% decrease compared with $27.9 million for the fourth quarter of 2019. The Company placed 35 Sequel II/IIe systems during the fourth quarter, bringing the total installed base of Sequel II/IIe systems up to 203 as of December 31, 2020, compared with 168 as of September 30, 2020.

Gross profit for the fourth quarter of 2020 was $11.4 million, representing a 61% increase sequentially compared with $7.1 million for the third quarter of 2020 and a 12% decrease compared with $12.9 million for the fourth quarter of 2019. Gross margin for the fourth quarter of 2020 was 42%, compared to 37% for the third quarter of 2020 and 46% for the fourth quarter of 2019.

Operating expenses totaled $35.4 million for the fourth quarter of 2020, compared to $31.2 million for the third quarter of 2020 and $30.8 million for the fourth quarter of 2019. Operating expenses for the fourth quarter of 2020, third quarter of 2020 and fourth quarter of 2019 included non-cash stock-based compensation of $4.8 million, $4.3 million and $3.4 million, respectively.

Net income for the fourth quarter of 2020 was $74.9 million, compared to a net loss of $23.7 million for the third quarter of 2020 and a net loss of $0.1 million for the fourth quarter of 2019. The increase in net income for the fourth quarter of 2020 was primarily driven by the recognition of the $98.0 million Reverse Termination Fee received from Illumina in January 2020 and reflected as other income after the associated contingency clauses lapsed on October 1, 2020.

Basic and diluted net income per share for the fourth quarter of 2020 was $0.40 per share and $0.37 per share, respectively, compared to basic and diluted net loss of $0.14 per share and $0.00 per share for the third quarter of 2020and the fourth quarter of 2019, respectively.

The Company received $93.6 million in net proceeds from an underwritten public offering of its common stock in November 2020.  Cash, cash equivalents and investments, excluding short-term restricted cash and long-term restricted cash, at December 31, 2020 totaled $318.8 million, compared to $208.6 million at September 30, 2020 and $49.1 million at December 31, 2019.

Recent Company Highlights

•	As separately announced, SB Management, a subsidiary of SoftBank Group Corp., will make an investment of $900 million in convertible senior notes to support the Company’s future growth initiatives.
•

The Company announced a multi-year collaboration with Invitae Corporation to begin development of a production-scale high-throughput sequencing platform leveraging the power of PacBio’s highly accurate HiFi sequencing to expand Invitae’s whole genome testing capabilities.

•	Mark Van Oene joined PacBio as Chief Operating Officer and Peter Fromen joined the Company as Chief Commercial Officer, both newly established roles which expand the company’s management strength.
•	Wellcome Sanger Institute committed to purchase seven new Sequel IIe systems to support the Darwin Tree of Life initiative, making it one of the world’s largest SMRT sequencing facilities.

Commenting on the announcement, Christian Henry, President and Chief Executive Officer of Pacific Biosciences said, “Our financial performance in the fourth quarter was above our expectations and we were pleased that the global pandemic did not significantly impact our business in the quarter. We are thrilled to have started the new year with a strategic partnership with Invitae and a transformative investment from SoftBank.”

Impact of COVID-19 Pandemic

Financial results for the twelve months of 2020 were negatively impacted as many of our customers in multiple regions around the world shut down operations for various periods of time in efforts to curb the spread of the COVID-19 pandemic. This resulted in lower product revenues of $65.4 million for the twelve months of 2020 compared to $77.7 million for the same period of 2019. Uncertainties associated with the pandemic, including recent resurgences in infection rates, may cause further impacts to our operations and financial results.

Quarterly Conference Call Information

Management will host a quarterly conference call to discuss its fourth quarter and year ended December 31, 2020 results today at 4:30 p.m. Eastern Time. Investors may listen to the call by dialing 1.888.366.7247, or if outside the U.S., by dialing +1.707.287.9330, using Conference ID # 8096067. The call will be webcast live and will be available for replay at Pacific Biosciences’ website at https://investor.pacificbiosciences.com/.

About Pacific Biosciences

Pacific Biosciences of California, Inc. (NASDAQ: PACB), is empowering life scientists with highly accurate long-read sequencing. The company’s innovative instruments are based on Single Molecule, Real-Time (SMRT®) Sequencing technology, which delivers a comprehensive view of genomes, transcriptomes, and epigenomes, enabling access to the full spectrum of genetic variation in any organism. Cited in thousands of peer-reviewed publications, PacBio® sequencing systems are in use by scientists around the world to drive discovery in human biomedical research, plant and animal sciences, and microbiology.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, our preliminary financial results for the fourth quarter ended December 31, 2020, including our revenue, instrument revenue, consumable revenue and service and other revenue and our installed instruments during the quarter, customer interest in SMRT Sequencing with HiFi reads, sales momentum, the impact of COVID-19 on our business, and other future events. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, changes in circumstances and other factors that are, in some cases, beyond Pacific Biosciences’ control and could cause actual results to differ materially from the information expressed or implied by forward-looking statements made in this press release. Factors that could materially affect actual results can be found in Pacific Biosciences’ most recent filings with the Securities and Exchange Commission, including Pacific Biosciences’ most recent reports on Forms 8-K, 10-K and 10-Q, and include those listed under the caption “Risk Factors.” Pacific Biosciences undertakes no obligation to revise or update information in this press release to reflect events or circumstances in the future, even if new information becomes available.

The condensed consolidated financial statements that follow should be read in conjunction with the notes set forth in the Pacific Biosciences’ Annual Report on Form 10-K when filed with the Securities and Exchange Commission.

Contact:

Trevin Rard

650.521.8450

ir@pacificbiosciences.com

Pacific Biosciences of California, Inc.

Unaudited Quarterly Condensed Consolidated Statement of Operations

(amounts in thousands, except per share amounts)

	Three Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019
Revenue:
Product revenue	$23,626	$15,749	$24,551
Service and other revenue	3,510	3,333	3,379
Total revenue	27,136	19,082	27,930
Cost of Revenue:
Cost of product revenue	12,550	9,228	11,985
Cost of service and other revenue	3,185	2,790	3,013
Total cost of revenue	15,735	12,018	14,998
Gross profit	11,401	7,064	12,932
Operating Expense:
Research and development	17,425	16,467	14,273
Sales, general and administrative	17,953	14,772	16,576
Total operating expense	35,378	31,239	30,849

Operating loss	(23,977)	(24,175)	(17,917)
Gain from Reverse Termination Fee from Illumina	98,000	—	—
Gain from Continuation Advances from Illumina	—	—	18,000
Interest expense	—	—	(678)
Other income, net	912	467	504
Net income (loss)	$74,935	$(23,708)	$(91)

Net income (loss) per share
Basic	$0.40	$(0.14)	$(0.00)
Diluted	$0.37	$(0.14)	$(0.00)
Weighted average shares outstanding used in calculating net income (loss) per share
Basic	186,013	166,862	153,051
Diluted	203,822	166,862	153,051

Pacific Biosciences of California, Inc.

Unaudited Twelve Months Ended Condensed Consolidated Statement of Operations

(amounts in thousands, except per share amounts)

	Twelve Months Ended December 31,
	2020	2019
Revenue:
Product revenue	$65,424	$77,742
Service and other revenue	13,469	13,149
Total revenue	78,893	90,891
Cost of Revenue:
Cost of product revenue	35,424	44,771
Cost of service and other revenue	10,903	11,544
Total cost of revenue	46,327	56,315
Gross profit	32,566	34,576
Operating Expense:
Research and development	64,152	59,630
Sales, general and administrative	72,799	75,491
Total operating expense	136,951	135,121

Operating loss	(104,385)	(100,545)
Gain from Reverse Termination Fee from Illumina	98,000	—
Gain from Continuation Advances from Illumina	34,000	18,000
Interest expense	(267)	(2,611)
Other income, net	2,055	1,022
Net income (loss)	$29,403	$(84,134)

Net income (loss) per share
Basic	$0.18	$(0.55)
Diluted	$0.17	$(0.55)
Weighted average shares outstanding used in calculating net income (loss) per share
Basic	165,187	152,527
Diluted	174,970	152,527

Pacific Biosciences of California, Inc.

Unaudited Condensed Consolidated Balance Sheets

(amounts in thousands)

	December 31,	December 31,
	2020	2019
Assets
Cash and investments	$318,814	$49,099
Accounts receivable	16,837	15,266
Inventory	14,230	13,312
Prepaid and other current assets	4,870	3,069
Property and equipment, net	24,899	30,070
Operating lease right-of-use assets, net	29,951	32,827
Restricted cash	4,336	4,300
Other long-term assets	43	42
Total Assets	$413,980	$147,985

Liabilities and Stockholders' Equity
Accounts payable	$3,579	$8,368
Accrued expenses	17,350	13,242
Deferred revenue	10,290	9,561
Operating lease liabilities	41,999	45,801
Notes payable	—	15,871
Other liabilities	5,271	225
Stockholders' equity	335,491	54,917
Total Liabilities and Stockholders' Equity	$413,980	$147,985